UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2023

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2023, in accordance with the director retirement policy within the Corporate Governance Principles of Best Buy Co., Inc. (“Best Buy” or the “registrant” or the “Company”), director Thomas L. Millner tendered a letter to the registrant’s Board of Directors (the “Board”), stating his intent to retire from, and not stand for re-election to, the Board effective as of the end of his term on June 14, 2023, the date of the Company’s Regular Meeting of Shareholders. The Company’s Corporate Governance Principles require a non-executive director to tender a letter of resignation at the expiration of their term five years after having ceased to pursue the primary career they were pursuing at the time they were first appointed to the Board. Consistent with the Company’s Corporate Governance Principles, the Board accepted Mr. Millner’s tender to retire.

Mr. Millner has served as a director since January 2014 and is the Audit Committee Chair and a member of the Nominating, Corporate Governance and Public Policy Committee. The Board has appointed Mr. Mario J. Marte, a current member of the Company’s Audit Committee, to be the Audit Committee Chair effective as of Mr. Millner’s retirement.

Mr. Millner did not indicate any disagreements with the Company or the Board in conjunction with his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 27, 2023	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, General Counsel, Chief Risk Officer and Secretary